Exhibit 10.6

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (the “Agreement”), is effective as of the 14th day of May, 2020 (the “Effective Date”) between Chelexa BioSciences, Inc., having an address at 181 Market Street, Unit 20, Lowell, MA 01852 (the “Assignor”) and Hoth Therapeutics, Inc., having an address at 1 Rockefeller Plaza, Suite 1039, New York, New York 10020 (the “Assignee”). The Assignor and the Assignee are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

A. Whereas, the Assignor and The University of Cincinnati, a state institution of higher education organized under Section 3361 of the Ohio Revised Code, having an address at 51 Goodman Dr., Suite 240, Cincinnati, OH 45221-0829 (“UC”) are parties to that certain License Agreement entered into and made effective on February 27, 2013, and amended on April 17, 2013 and February 27, 2013 (the “UC Agreement’’), a copy of which is attached hereto as Exhibit A;

B. Whereas, the Assignor wishes to transfer and assign to the Assignee all of the Assignor’s rights and obligations in and to and liabilities under, of whatever kind or nature, (collectively, the “Interest”) the UC Agreement and Assignee wishes to be the assignee and transferee of the Interest under the UC Agreement; and

C. Whereas, as a result of this Agreement, the Assignor’s Interest under the UC Agreement shall be assigned to the Assignee, which shall be of the same force and effect as if Assignee had been an original party to the UC Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which is acknowledged, the Parties covenant and agree as follows:

1. Assignment. The Assignor hereby transfers and assigns to the Assignee, and the Assignee hereby acquires from the Assignor all of Assignor’s Interest under the UC Agreement and the Assignee agrees to perform all obligations, duties, liabilities and commitments of the Assignor under the UC Agreement.

2. Assumption. Assignee hereby accepts the Assignment from Assignor, including all of Assignor’s rights and obligations as set forth in the UC Agreement as of the Effective Date. Without limitation on the foregoing, Assignee assumes and agrees to perform all of the obligations and covenants of Assignor as set forth in the UC Agreement to the extent that they accrue on or after the Effective Date, subject to any and all applicable covenants, conditions, stipulations, obligations, liabilities, and agreements of the Assignor in the UC Agreement.

3. Novation. The parties hereto agree to simultaneously enter into the novation agreement (the “Novation”), in the form annexed hereto as Exhibit B. The Novation shall be executed by the Assignor, the Assignee, and UC. This Agreement shall not become effective or enforceable in any way unless and until the Novation is fully executed by all of the parties thereto. Once the Novation and this Agreement are both fully executed, the Assignor shall be fully released from its obligations under the UC Agreement and as such, no longer secondarily liable to UC Party with respect thereto.

4. Consideration. As consideration for this transfer and assignment, Assignee shall (a) forgive all sums due and owing to Assignee by Assignor, and (b) agree to pay Chelexa royalties on the sale or other disposition of the Products in accordance with the terms of a Royalty Agreement to be entered into between the Parties, in the form annexed hereto as Exhibit C.

5. Representations of the Assignor. The Assignor represents as follows:

a.	(i) There is no breach or default by Assignor under the UC Agreement (which is in full force and effect), and Assignor is in full compliance with all of its terms up through the Effective Date; and (ii) it is the sole owner of all of the rights granted to Assignee hereunder, free and clear of any lien, claim, threatened claim, security interest, or other encumbrance of any kind.

b.	Assignor has the full right and authority to (i) enter into this Agreement, (ii) transfer and assign the UC Agreement free of lien, encumbrance or adverse claim of any kind and without violating any applicable law, rule, or regulation.

c.	The Assignor is a corporation duly incorporated and validly existing under the laws of the state in which it was organized.

d.	Except for obtaining the written consent of UC authorizing the assignment of the UC Agreement and as otherwise set forth herein, Assignor has taken necessary steps, provided any required notice, and obtained full authority and all consents and approvals, including of any other third party or government necessary to execute and perform this Agreement, which shall not be against any enforceable and effective laws or legal agreements.

4. Representations of the Assignee. The Assignee represents as follows:

a.	Assignee is a corporation duly incorporated and validly existing under the laws of the State of Nevada.

b.	Except as otherwise set forth herein, Assignee has taken necessary steps, provided any required notice, and obtained full authority and all consents and approvals, including of any other third party or governmental agency necessary to execute and perform this Agreement, which shall not be against any enforceable and effective laws or legal agreements.

5. Further Agreements.

a.	Indemnification.

(i) Assignor shall indemnify, defend, and hold harmless Assignee, along with Assignee’s officers, directors, agents, employees, parents, affiliates, successors-in-interest and permitted assigns, from and against any loss, cost, expense, liability, fine, deficiency, claim, action, judgment, settlement, interest, award, penalty, injury, or damage of any kind, including without limitation reasonable outside attorneys’ fees and related costs, to the extent caused by its breach hereof (including without limitation any representation or warranty set forth herein), and/or its negligence, willful misconduct, or illegal act; and

ii. Assignee shall indemnify, defend, and hold harmless Assignor, along with Assignee’s officers, directors, agents, employees, parents, affiliates, successors-in-interest and permitted assigns, from and against any loss, cost, expense, liability, fine, deficiency, claim, action, judgment, settlement, interest, award, penalty, injury, or damage of any kind, including without limitation reasonable outside attorneys’ fees and related costs, that may arise from the UC Agreement after the date hereof.

b.	Cumulative Remedies. Other than with respect to the indemnification rights as set forth above, the rights and remedies provided herein are cumulative (i.e., not exclusive). As such, the exercise by either party of any right or remedy granted hereunder does not preclude the exercise of any other right or remedy now or hereafter available at law or in equity by such party.

c.	Equitable Remedies. Each party acknowledges and agrees that a breach or threatened breach of any obligations hereunder by one party may cause irreparable harm to the other party for which monetary damages may not be an adequate remedy. As such, each party shall be entitled to seek equitable relief (including without limitation an injunction) in order to enforce the terms hereof.

d.	Royalty Agreement. Simultaneously with the execution of this Agreement, the Parties shall enter into a Royalty Agreement, in substantially the Form annexed hetero as Exhibit C.

e.	Further Assurances. In the event that at any time after the Effective Date any further action is necessary to carry out the purposes of this Agreement, including, but not limited to, the execution and delivery of a consent, assignment and/or novation agreement with UC, each of the Parties hereto agree to take such further action as the other Party reasonably may request.

6. Miscellaneous.

a.	Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

b.	Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed under the laws of the State of New York without regard to the choice of law principles thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of New York located in The City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or therewith or with any transaction contemplated hereby or thereby, and hereby irrevocably waives any objection that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

c.	Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

d.	Counterparts/Execution. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains an electronic file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or electronic file signature page (as the case may be) were an original thereof.

e.	Notices. Any notice, request or other document required or permitted to be given or delivered to the Purchaser by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

f.	Expenses. The parties hereto shall pay their own costs and expenses in connection herewith.

g.	Entire Agreement; Amendments. This Agreement constitutes the entire agreement between the parties with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between or among the parties. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by all parties, or, in the case of a waiver, by the party waiving compliance. Except as expressly stated herein, no delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder preclude any other or future exercise of any other right, power or privilege hereunder.

h.	Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

i.	Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise this Agreement and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments hereto.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date set forth above.

ASSIGNOR:
Chelexa BioSciences, Inc.

By:	/s/ Kenneth L. Rice Jr.
Print Name:	Kenneth L. Rice Jr.
Title:	Chief Executive Officer

ASSIGNEE:
Hoth Therapeutics, Inc.

By:	/s/ Robb Knie
Print Name:	Robb Knie
Title:	Chief Executive Officer